EXHIBIT 10.17

SECURED PROMISSORY NOTE

$450,000.00 plus the Payables Amount	October 1, 2003 New York, New York

          FOR VALUE RECEIVED, MOBILE ENERGY PRODUCTS, INC. (referred to herein as the “Borrower”) promises to pay to the order of EAGLEPICHER TECHNOLOGIES, LLC (hereinafter, together with its successors and assigns, called “Lender”), at its principal office at C & Porter Streets, P.O. Box 47, Joplin, Missouri 64802, or at such other place in the United States as the Lender may designate to Borrower in writing from time to time, the principal sum of Four Hundred and Fifty Thousand and 00/100 Dollars ($450,000.00), plus an amount equal to the accounts payable actually paid by Seller (the “Payables Amount”) pursuant to Section 2.5 of that certain Asset Purchase Agreement, dated as of October 1, 2003, by and between Borrower and Lender (the “Purchase Agreement”), all without interest. Such principal amount may be hereafter further increased or decreased in accordance with Section 2.4 of the Purchase Agreement.

          This Note has been executed and delivered in connection with Borrower’s purchase of certain assets of the Lender pursuant to the Purchase Agreement. Borrower’s obligations under this Note are secured pursuant to that certain Security Agreement, dated as of October 1, 2003 by and between Borrower and the Lender (the “Security Agreement”).

          Provided no Event of Default (as defined below) has occurred, the term of this Note shall be for three (3) years from the date hereof until October 1, 2006 (the “Term”) when the full amount of all outstanding principal and shall be due and payable. Borrower shall make a payment of One Hundred and Fifty Thousand and No/100 Dollars ($150,000.00) on each anniversary date of this Note during the Term (each an “Installment”). Together with the first Installment, Borrower shall pay, on the first anniversary date, the Payables Amount and any amounts determined to be due and owing to the Lender pursuant to Section 2.4 of the Purchase Agreement. All payments under this Note shall be made in lawful money of the United States of America in immediately available funds.

          This Note may be prepaid in whole or in part at any time without penalty or premium.

          The occurrence of any of the following events shall constitute an “Event of Default”:

                     (a)           Borrower shall fail to pay any Installment when the same shall be due;

                     (b)           An event of default shall have occurred under the Security Agreement (subject to any applicable cure periods therein);

                     (c)           Borrower shall admit in writing its inability to pay its debts generally as they come due;

                     (d)           Borrower shall make an assignment for the benefit of creditors, or approve of, consent to or acquiesce in the appointment of a trustee, receiver, liquidator, custodian, sequestrator or similar official (collectively, "Custodians") for itself or for any substantial portion of its assets;

                     (e)           An involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of Borrower or its debts, or of a substantial part of its assets, under any Federal or state bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Borrower or for any substantial portion of its assets, and such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered; or

                     (f)           Any proceeding shall be commenced by Borrower, as debtor, under any bankruptcy, reorganization, insolvency, readjustment of debt, arrangement, receivership or liquidation law or statute of the federal or any state government, and such proceeding shall continue and not be dismissed or stayed within sixty (60) days or an order for relief shall not be granted in such proceeding.

          Upon an Event of Default, the Lender may declare, by notice of default given to Buyer, the entire principal amount of this Note to be forthwith due and payable, whereupon the entire principal amount of this Note outstanding shall become due and payable.

          After the occurrence of an Event of Default and for so long as such Event of Default continues and has not been cured, the next Installment due hereunder shall bear interest at a rate per annum equal to two percent (2%).

          No delay or failure by the Lender in the exercise of any right or remedy shall constitute a waiver thereof, and no single or partial exercise by the Lender of any right or remedy shall preclude other or future exercise thereof or the exercise of any other right or remedy.

          This Note may not be changed orally, but only by an agreement in writing and signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

          Except as otherwise expressly contained herein, presentment for payment, demand, notice of dishonor, protest, notice of protest and all other demands and notices in connection with the delivery, performance and enforcement of this Note are hereby waived.

          This Note shall be governed by and interpreted in accordance with the laws of New York.

          This Note shall inure to the benefit of Lender and its successors and assigns and shall be binding upon, and enforceable against, Borrower, its successors and assigns.

          IN WITNESS WHEREOF, the undersigned have executed and delivered this Secured Promissory Note as of the day and year set forth above.

MOBILE ENERGY PRODUCTS, INC.

By: /s/ Michael D. Eskra
Name: Michael Eskra
Title: President